UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 20, 2020

DEXCOM, INC.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DXCM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

In conjunction with the announcement of Richard B. Doubleday’s retirement and to celebrate Mr. Doubleday’s accomplishments as disclosed in Item 5.02 below that include another record quarter, DexCom, Inc. (“DexCom”) announced select preliminary financial results for the third quarter ended September 30, 2020. DexCom achieved half a billion dollars in revenue in the third quarter, with revenues of $500.9 million, representing 26% growth over the third quarter of 2019. A full presentation of DexCom’s quarterly results will occur at 1:30 PM PST on Tuesday, October 27, 2020.

The information in this Item 2.02, including Exhibit 99.01 hereto, is furnished pursuant to Item 2.02 of Form 8-K, and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit is not incorporated by reference in any filing of DexCom under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Item 5.02	Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2020, Mr. Doubleday notified DexCom of his intention to retire from his position as Executive Vice President and Chief Commercial Officer of DexCom effective December 31, 2020. Mr. Doubleday has decided to retire at this time in order to spend more time with his family. He joined DexCom in 2009 and has built a world-class sales organization that allowed DexCom to grow from approximately $49 million in reported revenue in his first full year to its current global commercial success. More importantly, through the efforts of Mr. Doubleday and the many talented members of his sales leadership team, the lives of countless people with diabetes have been improved by DexCom CGM technology. In order to support continued growth and implementation of DexCom’s commercial strategy, Mr. Doubleday will continue as a consultant at least through 2021. In this role, Mr. Doubleday will actively engage with Kevin Sayer, DexCom’s President and Chief Executive Officer, and the rest of DexCom’s leadership team.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.01	Press release dated October 26, 2020.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Patrick M. Murphy
Patrick M. Murphy
Executive Vice President and Chief Legal Officer

Date: October 26, 2020